                                                                    EXHIBIT 99.2


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements are based on the historical consolidated financial statements of Modtech and SPI, combined, and are adjusted to give effect to the mergers. In addition, pro forma adjustments have been made, as discussed below, for the acquisitions consummated by SPI prior to the mergers (the "Pre-Mergers Acquisitions"). Certain reclassifications have been made to the historical financial statements to conform with this pro forma presentation. These statements should be read in conjunction with such historical financial statements and notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information."

     The unaudited pro forma combined condensed statements of income for the year ended December 31, 1997 and for the nine months ended September 30, 1998 present the results for Modtech and SPI as if the Mergers and Pre-Mergers Acquisitions had occurred at the beginning of each period presented. The accompanying unaudited pro forma combined condensed balance sheet as of September 30, 1998 gives effect to the mergers as of that date.

     The pro forma adjustments are based upon preliminary estimates, information currently available and certain assumptions that management believes are reasonable under the circumstances. Holdings' actual consolidated financial statements will reflect the effects of the mergers on and after the Closing Date rather than the dates indicated above. The unaudited pro forma combined condensed financial statements neither purport to represent what the combined results of operations or financial condition actually would have been had the mergers, in fact, occurred on the assumed dates, nor to project the combined results of operations and financial position for any future period.

     The SPI Merger will be accounted for by the purchase method and, therefore, assets and liabilities of SPI will be recorded at their fair values. The excess of the purchase cost over the fair value of net assets acquired on the Closing Date will be recorded as goodwill. The cost to acquire SPI will be allocated to the assets acquired and the liabilities assumed according to their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not yet progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase allocation adjustments made in connection with the preparation of the unaudited pro forma combined condensed financial information are preliminary, and have been made solely for the purpose of preparing such unaudited pro forma combined financial information; however, no material effect on the statements of operations is anticipated. The final value of the purchase price and its allocation may differ, perhaps significantly, from the amounts included in these pro forma statements.


     Goodwill arises when an acquirer pays more for a business than the fair value of the tangible and separately measurable intangible net assets. General accepted accounting principles ("GAAP") requires that this and all other intangible assets be amortized over the period benefitted. Management has determined that period to be no less than 40 years, based on its determination that the anticipated future cash flows associated with the intangible assets recognized in the SPI Merger will be sufficient to recover those assets over a 40-year period.



     If management were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit period of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income value by management in arriving at the consideration paid for the business. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired.

     The conversion of Modtech Common Stock into Holdings Common Stock and Series A Preferred Stock will be treated as a reorganization with no change in the recorded amount of Modtech's assets and liabilities.

     At the Closing Date, each issued and outstanding share of SPI Common Stock and SPI Preferred Stock will be converted into the right to receive 1.8785 shares of Holdings Common Stock. Each SPI stockholder may elect to receive $49.4097 per share of SPI Common Stock and SPI Preferred Stock instead of shares of Holdings Common Stock and elections will be adjusted, if necessary, to ensure that 164,735 shares of SPI Common Stock and SPI Preferred Stock are converted into $8,076,133 in cash.

     At the Closing Date, each issued and outstanding share of Modtech Common Stock will be converted into the right to receive $3.7293 and 0.8508 shares of Holdings Common Stock. The total cash to be received by Modtech stockholders will equal $39,923,472. Modtech stockholders will have the right to elect to receive 388,939 shares of Holdings Series A Preferred Stock in place of Holdings Common Stock at the same 0.8508 exchange ratio for up to 3.94% of their Modtech Common Stock. To the extent Modtech stockholders do not elect to receive 388,939 of Holdings Series A Preferred Stock, two Modtech stockholders, Proactive Partners, L.P. and Lagunitas Partners, will accept such shares pro rata between them. The number of shares of Holdings Series A Preferred Stock may be adjusted upward or downward in order to meet the minimum requirements of Section 351 of the Internal Revenue Code.

     The total value of the common stock and stock options in the SPI Merger to be received by SPI stockholders in the SPI Merger was determined using the average closing price of Modtech Common Stock on the Nasdaq National Market for the five-day trading period before and after September 28, 1998. The total purchase price, including estimated transaction costs, was $105,648,000.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS


                                     HISTORICAL
                                 ------------------                PRO FORMA     PRO FORMA
                                 MODTECH      SPI       NOTES     ADJUSTMENTS    COMBINED
                                 -------    -------    -------    -----------    ---------
Current assets:
Cash and cash equivalents......  $30,450    $   341      (B)       $(25,748)     $  5,043
Contracts receivable, net......  19,827       5,995                                25,822
Costs in excess of billings....  13,738          --                                13,738
Inventories....................   2,828       4,405                                 7,233
Due from affiliates............     694          --                                   694
Deferred tax asset.............   2,094         135      (C)           (135)        2,094
Other current assets...........     402         407                                   809
                                 -------    -------                --------      --------
          Total current
             assets............  70,033      11,283                 (25,883)       55,433
Property and equipment, net....  12,221       2,087                                14,308
Other assets:
  Deferred tax asset...........      99          62      (C)            (62)           99
  Other assets.................     134       3,753     (D,E)         1,445         5,332
  Costs in excess of net assets
     of business acquired,
     net.......................      --      33,773     (F,G)        92,945       126,718
                                 -------    -------                --------      --------
                                 $82,487    $50,958                $ 68,445      $201,890
                                 =======    =======                ========      ========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities...............  $13,834    $ 4,755      (H)       $    750      $ 19,339
  Billings in excess of
     costs.....................   6,402          --                                 6,402
  Revolving credit facility....      --       2,724     (I,J)        13,276        16,000
  Current portion of long-term
     debt......................      --       4,914     (J,K)         1,086         6,000
                                 -------    -------                --------      --------
          Total current
             liabilities.......  20,236      12,393                  15,112        47,741
Long-term debt.................      --      24,860     (J,K)        14,140        39,000
                                 -------    -------                --------      --------
          Total liabilities....  20,236      37,253                  29,252        86,741
                                 -------    -------                --------      --------
Stockholders' equity:
  Common stock.................     100           6     (L,M)            40           146
  Preferred stock..............      --      10,106     (L,M)       (10,102)            4
  Additional paid-in capital...  39,573          --    (A,M,N)       52,848        92,421
  Retained earnings............  22,578       3,593      (L)         (3,593)       22,578
                                 -------    -------                --------      --------
          Total stockholders'
             equity............  62,251      13,705                  39,193       115,149
                                 $82,487    $50,958                $ 68,445      $201,890
                                 =======    =======                ========      ========


    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              HISTORICAL   PRO FORMA                  PRO FORMA    PRO FORMA
                               MODTECH        SPI         NOTES      ADJUSTMENTS   COMBINED    NOTES
                              ----------   ---------   -----------   -----------   ---------   -----
Net sales...................   $134,050     $80,497                    $           $ 214,547
Cost of goods sold..........    107,367      65,321                                  172,688
                               --------     -------                    -------     ---------
       Gross profit.........     26,683      15,176                         --        41,859
                               --------     -------                    -------     ---------
Selling, general and
  administrative expenses...      5,156       7,324       (F,G)          2,324        14,804
                               --------     -------                    -------     ---------
       Income from
          operations........     21,527       7,852                     (2,324)       27,055
Interest expense, net.......       (908)     (4,041)   (D,E,J,O,P)        (809)       (5,758)
Other income................         92         195                                      287
                               --------     -------                    -------     ---------
       Income before income
          taxes.............     20,711       4,006                     (3,133)       21,584
Income tax expense..........      7,703       1,950        (Q)            (324)        9,329
                               --------     -------                    -------     ---------
       Net income...........   $ 13,008     $ 2,056                    $(2,809)    $  12,255
                               ========     =======                    =======     =========
Basic earnings per share....   $   1.47                                            $    0.96   (R)
                               ========                                            =========
Number of shares used in
  computing basic earnings
  per share.................      8,854                                               12,622   (R)
                               ========                                            =========
Diluted earnings per
  share.....................   $   1.31                                            $    0.83   (S)
                               ========                                            =========
Number of shares used in
  computing diluted earnings
  per share.................      9,898                                               14,845   (S)
                               ========                                            =========

    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  HISTORICAL   PRO FORMA                  PRO FORMA    PRO FORMA
                                   MODTECH        SPI         NOTES      ADJUSTMENTS   COMBINED    NOTES
                                  ----------   ---------   -----------   -----------   ---------   -----
Net sales.......................   $113,119     $62,541                    $           $175,660
Cost of goods sold..............     87,083      51,462                                 138,545
                                   --------     -------                    -------     --------
       Gross profit.............     26,036      11,079                         --       37,115
                                   --------     -------                    -------     --------
Selling, general and
  administrative expenses.......      3,843       5,351       (F,G)          1,743       10,937
                                   --------     -------                    -------     --------
       Income from operations...     22,193       5,728                     (1,743)      26,178
Interest income (expense),
  net...........................        694      (2,907)   (D,E,J,O,P)        (741)      (2,954)
Other income....................         18          38                                      56
                                   --------     -------                    -------     --------
       Income before income
          taxes.................     22,905       2,859                     (2,484)      23,280
Income taxes....................      8,511       1,370        (Q)            (296)       9,585
                                   --------     -------                    -------     --------
       Net income...............   $ 14,394     $ 1,489                    $(2,188)    $ 13,695
                                   ========     =======                    =======     ========
Basic earnings per share........   $   1.46                                            $   1.08     (R)
                                   ========                                            ========
Number of shares used in
  computing basic earnings per
  share.........................      9,871                                              12,622     (R)
                                   ========                                            ========
Diluted earnings per share......   $   1.31                                            $   0.92     (S)
                                   ========                                            ========
Number of shares used in
  computing diluted earnings per
  share.........................     11,000                                              14,845     (S)
                                   ========                                            ========


    See the accompanying notes to the unaudited pro forma combined condensed financial statements.

    NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

A. The unaudited pro forma combined condensed balance sheet has been prepared to reflect the acquisition of SPI for an estimated aggregate purchase price, including estimated transaction costs, of $105,648,000, which is subject to adjustment and is summarized as follows:

Modtech Holdings Common Stock offered hereby.............  $ 87,627,000
Fair value of stock options offered hereby...............     5,195,000
Cash paid to SPI stockholders............................     8,076,000
Estimated acquisition costs..............................     4,750,000
                                                           ------------
          Total..........................................  $105,648,000
                                                           ============

B. To record net cash distribution resulting from the following transactions:

Gross proceeds from New Term Loan........................  $ 45,000,000
Gross proceeds from New Revolving Credit facility........    16,000,000
Cash paid to SPI Stockholders............................    (8,076,000)
Cash distribution to Modtech Stockholders................   (39,924,000)
Retirement of SPI Indebtedness...........................   (32,498,000)
Payment of Estimated Debt Issuance Costs.................    (2,250,000)
Payment of Estimated Merger Costs........................    (4,000,000)
                                                           ------------
     Net cash distribution...............................  $(25,748,000)
                                                           ============

C. To eliminate current deferred tax assets of $135,000 and non-current deferred tax assets of $62,000 not available to the Company.

D. To eliminate unamortized SPI debt issuance costs of $805,000 and the related amortization expense of debt issuance costs of $170,000 and $128,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

E. To record (i) estimated debt issuance costs of $2,250,000 to be amortized over the term of the New Term Loan and (ii) amortization of debt issuance costs of $450,000 and $338,000 for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

F. To record (i) $126,718,000 for the excess of the consideration paid over the preliminary estimate of the fair value of net liabilities assumed, to be amortized over 40 years and (ii) to record goodwill amortization of $3,168,000 and $2,376,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. The preliminary purchase price allocation of the SPI acquisition is as follows:

Current assets..........................................  $  11,147,000
Property, plant and equipment...........................      2,087,000
Other tangible assets...................................        189,000
Identifiable intangible assets..........................      2,760,000
Current liabilities.....................................     (4,755,000)
Current portion of long-term debt.......................     (7,638,000)
Long-term debt..........................................    (24,860,000)
                                                          -------------
     Net liabilities assumed............................    (21,070,000)
          Total Estimated Aggregate Purchase Price......   (105,648,000)
Goodwill................................................  $ 126,718,000
                                                          =============

G. To eliminate $33,773,000 of goodwill previously recorded by SPI and the related amortization expense of $844,000 and $633,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

H. To record the recognition of liabilities related to certain merger costs.

I. To record the assumed incurrence of $16,000,000 of indebtedness under a New Revolving Credit Facility, with an assumed effective interest rate of 7.5%, utilized to partially finance the cash portion of the Merger Consideration and pay certain transaction costs.

J. To eliminate the $32,498,000 of SPI indebtedness, including $4,914,000 classified as current and $2,724,000 under the revolving credit facility, which will be retired by Modtech, and to eliminate the related interest expense of $4,046,000 and $2,900,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998.

K. To record the assumed incurrence of $45,000,000 of indebtedness, including $6,000,000 classified as current under a New Term Loan, with an assumed effective interest rate of 7.5%, utilized to partially finance the cash portion of the Merger Consideration, retire SPI indebtedness and to pay certain related transaction costs.

L. To eliminate the equity of SPI, which includes common stock of $6,000, preferred stock of $10,106,000 and retained earnings of $3,593,000.

M. To reflect the equity adjustments necessary to reflect the acquisition of SPI under the purchase method of accounting. Such adjustment had the effect of increasing common stock by $46,000 to record the common stock par value and increasing additional paid-in capital by $92,776,000 and preferred stock by $4,000.

N. To record the repurchase of Modtech common stock for $39,924,000 cash in connection with the Modtech Merger.

O. To record interest expense on borrowings under the New Term Loan of $3,375,000 and $2,531,000 for the fiscal year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, using an assumed effective interest rate of 7.5%. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $56,000 and $42,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

P. To record interest expense on borrowings under the New Revolving Credit Facility of $1,200,000 and $900,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, using an assumed effective interest rate of 7.5%. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $20,000 and $15,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

Q. To record the income tax effects of the pro forma adjustments at a pro forma effective tax rate of 40%.

R. Basic shares include 8,034,334 common shares assumed issued to former Modtech stockholders and 4,587,824 common shares assumed issued to former SPI stockholders. Net income is reduced by preferred dividends of $104,000 and $78,000 for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

S. Diluted shares include basic shares, preferred shares converted into common shares on a one-to-one basis and exercise of stock options reduced by number of shares purchased with proceeds.

          RECONCILIATION OF CERTAIN ADJUSTMENTS TO UNAUDITED PRO FORMA
               COMBINED CONDENSED FINANCIAL STATEMENT ADJUSTMENTS

BALANCE SHEET:


(1) Other assets: (D) $(805,000); (E) $2,250,000 = $1,445,000



(2) Costs in excess of net assets of business acquired, net: (G) $(33,773,000);
     (F) $126,718,000 = $92,945,000



(3) Revolving credit facility: (I) $16,000,000; (J) $(2,724,000) = $13,276,000



(4) Current portion of long-term debt: (J) $(4,914,000); (K)
    $6,000,000 = $1,086,000



(5) Long-term debt, less current portion: (J) $(24,860,000); (K) $39,000,000 =
    $14,140,000



(6) Additional paid-in-capital: (A) $87,627,000; (M) $(46,000); (A) $5,195,000;
    (N) $(39,924,000), (M) ($4,000) = $52,848,000



(7) Common stock: (L) $(6,000); (M) $46,000 = $40,000



(8) Preferred stock: (L) $(10,106,000); (M) $4,000 = $(10,102,000)


INCOME STATEMENT (YEAR ENDED DECEMBER 31, 1997):


(1) Selling, general and administrative expenses: (F) $3,168,000; (G) $(844,000) = $2,324,000



(2) Interest expense, net: (D) $170,000; (E) $(450,000); (J) $4,046,000; (O)
$(3,375,000);
     (P) $(1,200,000) = $(809,000)


INCOME STATEMENT (NINE MONTHS ENDED SEPTEMBER 30, 1998):


(1) Selling, general and administrative expenses: (F) $2,376,000; (G) $(633,000) = $1,743,000



(2) Interest income (expense), net: (D) $128,000; (E) $(338,000); (J)
    $2,900,000; (O) $(2,531,000); (P) $(900,000) = $(741,000)

                               SPI HOLDINGS, INC.

          UNAUDITED PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL
                        ------------------------------------------------------
                            SPI                                                   ACQUISITION
                        PREDECESSOR        SPI                                        AND        NOTES    PRO FORMA
                        1/1-3/27/97   3/28-12/31/97   OFFICE MASTER   ROSEWOOD   CONSOLIDATION   (A,I)   CONSOLIDATED
                        -----------   -------------   -------------   --------   -------------   -----   ------------
Net sales.............    $9,039         $31,255         $8,328       $31,875       $    --                $80,497
Cost of goods sold....     6,490          23,792          7,466        26,482         1,091       (G)       65,321
                          ------         -------         ------       -------       -------                -------
  Gross profit........     2,549           7,463            862         5,393        (1,091)                15,176
Selling, general and
  administrative
  expenses............       611           1,837            819         2,704          (901)     (G,H)       5,070
Management and
  monitoring fees.....        --             168             --            --            --                    168
Depreciation and
  amortization........        19           1,230             17            98           722      (B,G)       2,086
                          ------         -------         ------       -------       -------                -------
  Income (loss) from
    operations........     1,919           4,228             26         2,591          (912)                 7,852
Interest income
  (expense), net......        42          (1,051)           (40)          (35)       (2,957)      (C)       (4,041)
Other income..........        34               5              4           152            --                    195
                          ------         -------         ------       -------       -------                -------
  Income (loss) before
    provision for
    income taxes......     1,995           3,182            (10)        2,708        (3,869)                 4,006
Provision (benefit)
  for income taxes....       851           1,424             (3)        1,077        (1,399)      (F)        1,950
                          ------         -------         ------       -------       -------                -------
         Net income
           (loss).....    $1,144         $ 1,758         $   (7)      $ 1,631       $(2,470)               $ 2,056
                          ======         =======         ======       =======       =======                =======
Basic earnings per
  share...............                                                                            (D)      $  0.90
                                                                                                           =======
Number of shares used
  in computing basic
  earnings per
  share...............                                                                            (E)        2,296
                                                                                                           =======
Diluted earnings per
  share...............                                                                            (D)      $  0.78
                                                                                                           =======
Number of shares used
  in computing diluted
  earnings per
  share...............                                                                            (E)        2,643
                                                                                                           =======

                          See notes on following page.

Notes:

(A) Acquisition adjustments assume the acquisitions occurred as of the beginning of the period presented and the application of purchase accounting to each of the acquisitions.


(B) Represents the purchase accounting impact of approximately $56,000, $75,000 and $556,000 for SPI, Office Master and Rosewood, respectively, primarily for goodwill amortization, as well as approximately $118,000, $20,000, and $100,000, for SPI, Office Master and Rosewood, respectively, for amortization of covenants not to compete which were entered into in connection with each such acquisition.


(C) Represents interest on the increased borrowings that financed a portion of the purchase price of the acquisitions, and assumes payment of interest only on indebtedness, with no reduction in principal during the period.

(D) Pro forma earnings per share is computed in accordance with SFAS No. 128. See Note 2 to the SPI Consolidated Financial Statements.

(E) The weighted average number of shares includes actual weighted average number of shares outstanding, as well as common stock equivalents resulting from options and warrants outstanding (applicable to diluted amounts only).

(F) Represents an adjustment made to income tax provision as a result of the pro forma adjustments in order to provide income tax expense at the effective tax rate.

(G) Represents reclassification of certain salaries and production-related depreciation expense totaling $888,000 and $203,000 respectively, from operating expenses to cost of goods sold in order to conform with Modtech's presentation.

(H) Represents elimination of non-recurring transaction-related expenses related to the acquisition of SPI by management and an investor group.

(I) The pro forma adjustments do not reflect other anticipated reductions in costs and expenses expected to result from the mergers. Such anticipated savings would include but not be limited to, approximately $555,000 in non-recurring compensation expense paid to former owners of acquired entities.

                               SPI HOLDINGS, INC.

          UNAUDITED PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    HISTORICAL
                                   --------------------------------------------    ACQUISITION
                                       SPI        OFFICE MASTER     ROSEWOOD           AND        NOTES   PRO FORMA
                                   CONSOLIDATED    1/1-2/24/98     1/1-4/17/98    CONSOLIDATION   (A,I)  CONSOLIDATED
                                   ------------   -------------   -------------   -------------   -----  ------------
Net sales........................    $52,465         $1,206          $8,870          $    --               $62,541
Cost of goods sold...............     41,989          1,039           7,532              902       (G)      51,462
                                     -------         ------          ------          -------               -------
      Gross profit...............     10,476            167           1,338             (902)               11,079
                                     -------         ------          ------          -------               -------
Selling, general and
  administrative expenses........      3,154            155           1,098           (1,205)     (G,H)      3,202
Management and monitoring fees...        229             --              --               --                   229
Depreciation and amortization....      1,840             --              26               54      (B,G)      1,920
                                     -------         ------          ------          -------               -------
      Income from operations.....      5,253             12             214              249                 5,728
Interest income (expense), net...     (2,150)             5             (61)            (701)      (C)      (2,907)
Other income.....................         35             --               3               --                    38
                                     -------         ------          ------          -------               -------
Income (loss) before provision
  for income taxes...............      3,138             17             156             (452)                2,859
Provision (benefit) for income
  taxes..........................      1,466             (5)             64             (155)      (F)       1,370
                                     -------         ------          ------          -------               -------
      Net income.................    $ 1,672         $   22          $   92          $  (297)              $ 1,489
                                     =======         ======          ======          =======               =======
Pro forma earnings per share.....                                                                  (D)     $  0.65
                                                                                                           =======
Pro forma number of shares used
  in computing earnings per
  share..........................                                                                  (E)       2,296
                                                                                                           =======
Pro forma diluted earnings per
  share..........................                                                                  (D)     $  0.55
                                                                                                           =======
Pro forma number of shares used
  in computing diluted earnings
  per share......................                                                                  (E)       2,722
                                                                                                           =======

                          See notes on following page.

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

Notes:

(A) Acquisition adjustments assume the acquisitions occurred as of the beginning of the period presented and the application of purchase accounting to each of the acquisitions. The SPI historical consolidated amounts include the operations of Office Master and Rosewood from the respective dates of acquisitions.

(B) Represents the purchase accounting impact of approximately $11,000 and $161,000, for Office Master and Rosewood, respectively, primarily for goodwill amortization, as well as approximately $3,000 and $29,000 for Office Master and Rosewood, respectively, for amortization of covenants not to compete which were entered into in connection with the acquisitions.

(C) Represents interest on the increased borrowings that financed a portion of the purchase price of the acquisitions, and assumes payment of interest only on indebtedness, with no reduction in principal during the period.

(D) Pro forma earnings per share is computed in accordance with SFAS No. 128. See Note 2 to the Consolidated Financial Statements.

(E) The weighted average number of shares includes actual weighted average number of shares outstanding, as well as common stock equivalents resulting from options and warrants outstanding (applicable to diluted amounts only).

(F) Represents an adjustment made to income tax provision as a result of the pro forma adjustments. The effective tax rate reflects non-deductible goodwill amortization arising from the acquisitions.

(G) Represents reclassification of certain salaries and production-related depreciation expense, totaling $752,000 and $150,000, respectively, from operating expense to cost of goods sold in order to conform with Modtech's presentation of these items.

(H) Represents elimination of non-recurring transaction related expenses related to the acquisition of Office Master and Rosewood by SPI.

(I) The pro forma adjustments do not reflect other anticipated reductions in costs and expenses expected to result from the Office Master and Rosewood acquisitions. Such anticipated savings would include, but not be limited to, approximately $135,000 in non-recurring compensation expense paid to former owners of acquired entities.

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